Contact: John Lamb VP & CFO 360.697.6626 investors@orminc.com

NEWS RELEASE

FOR IMMEDIATE RELEASE                             NASDAQ:POPE

POULSBO, Wash.
May 16, 2017

POPE RESOURCES TO CONDUCT AN INVESTOR CONFERENCE CALL

As previously announced, Pope Resources (NASDAQ: POPE) will conduct an investor conference call today, Tuesday, May 16, 2017, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time.

The purpose of the call is to provide a platform for management to review its vision for the company as well as speak to recent financial results and industry trends. Management will deliver prepared remarks with an accompanying presentation to be followed by a question-and-answer session.

Speaking from management will be:

•	Tom Ringo, President and CEO,

•	Kevin Bates, Vice President of Timberland Investments,

•	John Lamb, Vice President and CFO,

•	Mike Mackelwich, Vice President - Timberland Operations, and

•	Jon Rose, Vice President - Real Estate.

“Joining me on the investor call will be key members of the Partnership's management team," stated Tom Ringo.  "We believe it is important for investors to hear each team member discuss the value drivers of our respective business units and how we are executing on unlocking that value.”

To listen to the conference call via telephone, dial 1-888-318-7469 (U.S. toll-free) or 1-719-457-2602 (International) and provide the passcode 3745952. Participants should dial in at least 10 minutes prior to the start of the call. To download the presentation and/or to listen to the webcast please access the investor section of Pope Resources' website at http://www.poperesources.com/InvestorRelations.aspx
The playback of the conference call will be available approximately two hours after the call concludes and will be accessible on Pope Resources' website or by calling 1-844-512-2921 (U.S. toll-free) or 1-412-317-6671 (International) and entering the passcode 3745952. The audio replay will be available for two days and the website for 180 days.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 210,000 acres of timberland and development property in

Washington, Oregon, and California. We also manage, co-invest in, and consolidate three private equity timber funds, for which we earn management fees. These funds provide an efficient means of investing our own capital in Pacific Northwest timberland and earning fee revenue from managing the funds for third-party investors. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over 160 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.